Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Sharps Compliance Corp.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-155638, 333-200544 and 333-170765) of Sharps Compliance Corp. of our reports dated August 25, 2016, relating to the 2016 and 2015 consolidated financial statements and the effectiveness of Sharps Compliance Corp.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
August 25, 2016